             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports as follows in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-35759) and related Prospectus of BMJ Medical Management, Inc. dated November 6, 1997.


Report on Finacial Statements                             Date of Report
--------------------------------------------------------------------------------

BMJ Medical Management, Inc.                              June 4, 1997
Orthopaedic Associates of Bethlehem, Inc.                 May 28, 1997, except
                                                           for Note 13, as to
                                                           which the date is
                                                           August 14, 1997
Southern California Orthopedic Institute Medical          May 23, 1997
  Group, a California General Partnership
South Texas Spinal Clinic, P.A.                           June 5, 1997
Tri-City Orthopedic Surgery Medical Group, Inc.           May 17, 1997
Lauderdale Orthopaedic Surgeons                           May 21, 1997
Fishman and Stashak, M.D.'s, P.A. d/b/a/ Gold Coast         July 9, 1997
  Orthopedics
Sun Valley Orthopaedic Surgeons, an Arizona General       July 18, 1997
  Partnerahip
Orthopaedic Surgery Associates, P.A.                      October 10, 1997
Broward Institute of Orthopaedic Specialties, P.A.        September 5, 1997

                                                    /s/ Ernst & Young LLP

West Palm Beach, Florida
November 6, 1997